Exhibit 99.6
CERTIFICATE OF THE SECRETARY
OF
CAMPUS CREST COMMUNITIES, INC.
September 17, 2010
     The undersigned, Ted W. Rollins, certifies that he is now and at all time herein mentioned has been the duly elected, qualified and acting Secretary of Campus Crest Communities, Inc. (the “Company”), a duly organized and existing corporation, incorporated in the State of Maryland, and in charge of the minute books and corporate records of the Company. Attached hereto and marked Exhibit A is a true and correct copy of certain of the resolutions duly adopted by the Board of Directors of the Company on May 13, 2010; said resolutions have not been modified or rescinded and are at the date of this Certificate in full force and effect; said resolutions authorize the President, Secretary, Treasurer, Chief Executive Officer, Chief Operating Officer, Chief Investment Officer and Chief Financial Officer (the “Authorized Officers”) to take the actions set forth in the resolutions attached hereto as Exhibit A.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate and affixed the corporate seal of the Company on September 17, 2010.

/s/ Ted W. Rollins
Ted W. Rollins Secretary
[SEAL]

EXHIBIT A
Corporate Resolutions
     RESOLVED FURTHER, that the Authorized Officers of the Company are each authorized to execute and to cause the Registration Statement to be filed with the Commission, and are each authorized to cause to be prepared, executed and filed with the Commission, in the name and on behalf of the Company, such amendments or supplements (including, without limitation, post-effective amendments) to the Registration Statement, and any and all other exhibits, documents or instruments (including, without limitation, requests for acceleration of the effective date of the Registration Statement under the Securities Act), as such Authorized Officer may determine necessary or advisable in order that the Registration Statement may become and remain effective under the Securities Act and in order to conform or comply with the provisions and requirements of the Underwriting Agreement (as defined below), and with the provisions and requirements of the Commission and the Securities Act and of any other applicable agreement, law, regulation, agency or governmental body, such determination by such Authorized Officer to be conclusively evidenced by the execution or filing of such amendments, supplements, exhibits, documents or instruments;
     RESOLVED FURTHER, that each of the Authorized Officers who may execute the Registration Statement, any amendment thereto or other document in connection therewith (whether on behalf of the Company or as an officer or trustee thereof, by affixing the seal of the Company or otherwise) is hereby authorized to execute a power of attorney appointing such person or persons as he or she may designate his true and lawful attorney or attorneys to execute in his or her name in any such capacity the Registration Statement, any amendment thereto or other document in connection therewith, and to cause the same to be filed with the Commission, each of such attorneys to have full power to act with or without the other and to have full power and authority to do and perform any act necessary or appropriate to carrying out the intent of these resolutions as fully and to all intents and purposes as such officer might or could do in person;